                                                                               .
                                                                               .
                                                                               .

                                                                      EXHIBIT 12

                      H. J. HEINZ COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                               Six Months
                                                                  Ended
                                                               October 27,
                                                                  2004
                                                              -------------
                                                              (Thousands of
                                                                Dollars)
Fixed Charges:
  Interest expense*.........................................    $112,948
  Capitalized interest......................................          --
  Interest component of rental expense......................      14,029
                                                                --------
     Total fixed charges....................................    $126,977
                                                                --------
Earnings:
  Income from continuing operations before income taxes.....    $576,640
  Add: Interest expense*....................................     112,948
  Add: Interest component of rental expense.................      14,029
  Add: Amortization of capitalized interest.................       1,012
                                                                --------
     Earnings as adjusted...................................    $704,629
                                                                --------
  Ratio of earnings to fixed charges........................        5.55
                                                                ========

---------------

* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.